UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2005
COMMERCE ENERGY GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California (Address of principal executive offices)	92626 (Zip Code)
Registrant’s telephone number, including area code: (714) 259-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement
          As previously disclosed, on August 4, 2005, the board of directors of Commerce Energy Group, Inc. (the “Company”) decided to terminate without cause the employment of Peter Weigand, President of the Company, and Richard Boughrum, Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. Messrs. Weigand and Boughrum were relieved of all of their duties and responsibilities as officers and employees of the Company, effective August 4, 2005. In accordance with the terms of their respective employment agreements, the termination of the employment of Messrs. Weigand and Boughrum without cause became effective on October 8, 2005. Mr. Weigand continues to serve as a director of the Company.
          On October 8, 2005, Messrs. Weigand and Boughrum each entered into an Agreement Not to Engage in Prohibited Activities, under which each agreed not to directly or indirectly engage as an owner, employee, consultant or agent of any retail commodity marketing entity or entity that markets energy efficient products or back office services for a period of six months following their termination. Pursuant to the terms of their employment agreements, entering into the Agreements Not to Engage in Prohibited Activities entitles Messrs. Weigand and Boughrum to each receive severance payments equal to his base salary for the number of whole months of the remaining term of his employment agreement (i.e., until April 1, 2007). Messrs. Weigand and Boughrum remain subject to the terms of their respective employment agreements, including the confidentiality and nonsolicitation obligations contained therein. Mr. Weigand also remains subject to the terms of the Agreement Not to Compete he entered into with the Company in connection with the Company’s acquisition of Skipping Stone Inc.
          A copy of the Agreements Not to Engage in Prohibited Activities are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
          As previously disclosed, on August 4, 2005, the board of directors of the Company decided to terminate without cause the employment of Peter Weigand, President of the Company, and relieved Mr. Weigand of all of his duties and responsibilities as an officer and employee of the Company. Pursuant to terms of his employment agreement, the termination of Mr. Weigand’s employment without cause became effective on October 8, 2005. Mr. Weigand continues to serve as a director of the Company.
          As previously disclosed, on August 4, 2005, the board of directors of the Company decided to terminate without cause the employment of Richard Boughrum, Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, and relieved Mr. Boughrum of all of his duties and responsibilities as an officer and employee of the Company. Pursuant to terms of his employment agreement, the termination of Mr. Boughrum’s employment without cause became effective on October 8, 2005.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement Not to Engage in Prohibited Activities dated as of October 8, 2005 by and among Peter Weigand, Commerce Energy, Inc. and Commerce Energy Group, Inc.

10.2	Agreement Not to Engage in Prohibited Activities dated as of October 8, 2005 by and among Richard L. Boughrum, Commerce Energy, Inc. and Commerce Energy Group, Inc.

99.1	Press Release of Commerce Energy Group, Inc., dated October 13, 2005.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: October 13, 2005	By:	/s/ STEVEN S. BOSS
		Name:	Steven S. Boss
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement Not to Engage in Prohibited Activities dated as of October 8, 2005 by and among Peter Weigand, Commerce Energy, Inc. and Commerce Energy Group, Inc.

10.2	Agreement Not to Engage in Prohibited Activities dated as of October 8, 2005 by and among Richard L. Boughrum, Commerce Energy, Inc. and Commerce Energy Group, Inc.

99.1	Press Release of Commerce Energy Group, Inc., dated October 13, 2005.